Exhibit 99.1

IR Contact
Chris Witty / Jody Burfening
Lippert/Heilshorn & Associates
cwitty@lhai.com
(212) 838-3777

QSGI Reports 20% Increase in Gross Profit for the Third Quarter
Double Digit Revenue Growth within
Data Security & Compliance and Data Center Maintenance

HIGHTSTOWN, NJ - November 14, 2006 - QSGI INC. (NYSE Arca: QGI) today reported financial results for the third quarter ended September 30, 2006.

Third Quarter 2006 Financial Highlights (year-over-year):

•	Total revenue increased 7% to $9.4 million

-	Data Security & Compliance revenue increased 10% to $5.0 million

-	Data Center Maintenance revenue rose 41% to $1.3 million

-	Data Center Hardware revenue decreased 20% to $3.0 million

•	Gross profit increased 20% to $2.3 million, versus $1.9 million in the third quarter of 2005

- Gross Profit Margins increased to 24% from 22%

- Data Security & Compliance gross margin was 12%

- Data Center Maintenance gross margin was 68%

- Data Center Hardware gross margin was 25%

•	SG&A was $2.3 million, versus $2.2 million for the same period last year

•	Net loss available to common shareholders was $226,138, or $(0.01) per share, versus a net loss of $393,840 in the prior year

“We continue to generate solid year-over-year revenue growth and gross margin improvement, and we are particularly encouraged by the progress within the Data Security & Compliance and Data Center Maintenance divisions. Demand for our security and maintenance services continues to remain robust, and we are seeing increased traction in these areas owing to our leadership in the space,” said Marc Sherman, chairman and chief executive officer of QSGI.

“Revenue within Data Security & Compliance increased 10%, driven by steady growth in our higher margin auditing and erasure services. In addition, we are beginning to see increasing interest in our client-site services due to our mobile data erasure facility and our mid-volume server ‘suitcase’ solution - both of which offer fast, flexible, deployable options free from any data security risk while the technology assets are in transit. These client-site solutions have become the industry standard for best practice in data security and regulatory compliance services anywhere in the world and are expected to drive revenue growth and increased profitability during the remainder of this year and into 2007.”

Mr. Sherman concluded, “Our Data Center Maintenance division posted sequential quarterly revenue growth of 15% over the second quarter, again generating robust gross profit margins of 68%. This division continues to gain market share and wide-spread recognition as an effective alternative for mainframe and related data center maintenance services. Our Data Center Maintenance revenue and gross margins will continue to expand as our recently-announced service contracts ramp up and as we add new customers within close geographic proximity.”

New client and channel partners signed during the quarter:

•	5 new Data Security & Compliance clients
•	Additional contracts from new or existing Data Center Maintenance clients amounting to incremental annual revenue of more than $400,000
•	Year To Date, additional contracts from new or existing Data Center Maintenance clients amounting to incremental annual revenue of more than $2.9 million

Total revenue for the third quarter of 2006 rose to $9.4 million, as compared with $8.7 million for the same period in 2005, reflecting a 10% increase in revenue from the company’s Data Security & Compliance division, a 41% rise in the Data Center Maintenance division, and a 20% decrease in the Data Center Hardware division. Net loss available to common stockholders for the third quarter of 2006 was $226,138, or $(0.01) per share, compared to net loss of $393,840, or $(0.01) per share, for the same period in 2005.

Conference Call
QSGI will host a conference call at 10:00 a.m. Eastern today, November 14, 2006. During the call, Marc Sherman, chairman and chief executive officer, Seth Grossman, president and chief operating officer, and Ed Cummings, chief financial officer, will discuss the Company’s quarterly performance and financial results. The telephone number for the conference call is 888-527-1593. A live webcast of the call will also be available on the company's website, www.QSGI.com. To listen to the live call online, please visit the site at least 10 minutes early to register, download and install any necessary audio software.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID #3203585. The encore recording will be available two hours after the conference call has concluded.

About QSGI
QSGI is the only data security and regulatory compliance provider offering a full suite of end-of-life and other life-cycle services for a Fortune 1000 corporation’s and government client’s entire information technology (IT) platform. QSGI offsets its clients’ expenses through its value-added remarketing program. Prior to resale, the company utilizes its proprietary Department of Defense (DOD) level certified data sweep to eliminate otherwise recoverable data. QSGI reduces its clients' potential liability by ensuring regulatory and environmental compliance for IT products. QSGI also maintains and provides services on enterprise-class hardware, including mainframes, midrange servers, tape storage products and disk storage products. Given the sensitive nature of the company’s client relationships, it does not provide the names of its clients.

Statements about QSGI’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. QSGI intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and QSGI’s actual results could differ materially from expected results. QSGI undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

(tables follow)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2006	2005

Assets

Current Assets
Cash and cash equivalents	$583,859	$153,794
Accounts receivable, net of reserve of $636,483 in 2006 and $80,000 in 2005	5,802,430	7,014,129
Inventories	5,616,782	4,136,304
Prepaid expenses, income taxes and other assets	220,421	227,352
Deferred income taxes	72,095	155,668
Total Current Assets	12,295,587	11,687,247
Property and Equipment, Net	447,762	605,887
Goodwill	6,644,403	3,212,314
Intangibles, Net	2,634,748	2,872,240
Other Assets	167,025	116,225

	$22,189,525	$18,493,913

Liabilities And Stockholders’ Equity
Current Liabilities
Revolving line of credit	$2,921,500	$3,631,500
Accounts payable	521,133	2,254,136
Accrued expenses	370,748	279,090
Deferred revenue	1,098,282	404,540
Accrued payroll and other liabilities	559,017	293,500
Total Current Liabilities	5,470,680	6,862,766

Deferred Income Taxes	16,156	280,318
Total Liabilities	5,486,836	7,143,084
Redeemable Convertible Preferred Stock	4,216,217	1,967,220

Stockholders’ Equity
Preferred shares: authorized 5,000,000 shares in 2006
and 2005, $0.01 par value, none issued	-	-
Common shares: authorized 95,000,000 shares in 2006 and 55,000,000 shares in 2005, $0.01 par value; 31,172,716 shares issued and
outstanding in 2006 and 28,670,631 shares issued and outstanding in 2005	311,727	286,706
Additional paid-in capital	14,455,412	11,093,881
Retained earnings (deficit)	(2,280,667)	(1,996,978)
Total Stockholders’ Equity	12,486,472	9,383,609

	$22,189,525	$18,493,913

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For The Three and Nine Months Ended September 30, 2006 and 2005
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Product Revenue	$7,964,854	$7,785,407	$30,002,721	$22,408,922
Service Revenue	1,400,856	961,994	3,838,453	2,602,594
Total Revenue	9,365,710	8,747,401	33,841,174	25,011,516

Cost Of Products Sold	6,610,560	6,478,213	25,067,620	18,655,068
Cost Of Services Sold	492,994	385,817	1,282,739	966,620
Total Cost Of Sales	7,103,554	6,864,030	26,350,359	19,621,688

Gross Profit	2,262,156	1,883,371	7,490,815	5,389,828

Selling, General And Administrative Expenses	2,312,095	2,163,978	7,203,007	6,548,050

Depreciation And Amortization	174,752	165,269	516,432	466,212

Interest Expense, net	56,481	63,868	156,264	91,168

Loss Before Benefit For Income Taxes	(281,172)	(509,744)	(384,888)	(1,715,602)

Benefit For Income Taxes	(123,652)	(115,904)	(101,199)	(491,294)

Net Loss	(157,520)	(393,840)	(283,689)	(1,224,308)

Preferred Stock Dividends	64,323	-	191,359	-

Accretion To Redemption Value of Preferred Stock	4,295	-	12,695	-

Net Loss Available to Common Stockholders	$(226,138)	$(393,840)	$(487,743)	$(1,224,308)

Loss Per Common Share - Basic	$(0.01)	$(0.01)	$(0.02)	$(0.04)
Loss Per Common Share - Diluted	$(0.01)	$(0.01)	$(0.02)	$(0.04)

Weighted Average Common Shares Outstanding -Basic	31,172,716	28,581,383	29,774,939	27,978,920
Weighted Average Common Shares Outstanding -Diluted	31,172,716	28,581,383	29,774,939	27,978,920

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Nine Months Ended September 30, 2006 and 2005
(Unaudited)

	2006	2005

Cash Flows From Operating Activities
Net Loss	$(283,689)	$(1,224,308)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	516,432	466,212
Stock option compensation expense	13,229	19,000
Deferred income taxes	(180,588)	(566,535)
Common shares issued for services	161,687	-
Allowance for doubtful accounts	556,483	-
Changes in assets and liabilities:
Accounts receivable	655,216	(661,779)
Inventories	(1,480,478)	(1,441,699)
Prepaid expenses and other current assets	(64,464)	(109,844)
Accounts payable and accrued expenses	(682,086)	218,654
Net Cash Used In Operating Activities	(788,258)	(3,300,299)

Cash Used In Investing Activities
Payments for Qualtech acquisition, net of cash acquired	-	(86,520)
Purchases of property and equipment, net	(100,220)	(308,338)
Net Cash Used In Investing Activities	(100,220)	(394,858)

Cash Flows From Financing Activities
Proceeds from the issuance of redeemable preferred stock	2,236,301	-
Proceeds from the exercise of options and warrants	9,100	2,609,808
Other financing fees	-	(41,562)
Stock issuance costs	(25,499)	-
Preferred stock dividends	(191,359)	-
Net amounts paid on notes payable	-	(856,666)
Net amounts (paid) borrowed under revolving lines of credit	(710,000)	1,679,000
Net Cash Provided By Financing Activities	1,318,543	3,390,580

Net Increase (Decrease) In Cash And Cash Equivalents	430,065	(304,577)

Cash And Cash Equivalents - Beginning Of Period	153,794	844,939
Cash And Cash Equivalents - End of Period	$583,859	$540,362